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                                                                    Exhibit 1.1


                               EXELON CORPORATION



                               PURCHASE AGREEMENT


         AGREEMENT made among EXELON CORPORATION (Company) and the several persons, firms and corporations (Purchasers) named as purchasers in Exhibit A attached hereto as such Exhibit A may be revised from time to time and dated as of the date of such Exhibit A.


                                   WITNESSETH:

         In consideration of the mutual covenants and agreements herein contained and intending to be legally bound hereby, it is agreed among the parties as follows:

         SECTION 1. REGISTRATION AND ISSUE OF DEBT SECURITIES. The Company proposes to issue, in series, an aggregate principal amount of $1,500,000,000.00 of its senior unsecured debt securities (each series and collectively, Debt Securities), under the Indenture dated as of May 1, 2001 between the Company and Chase Manhattan Trust Company, National Association, Trustee, as supplemented and amended from time to time. The Company has filed with the Securities and Exchange Commission (Commission) a registration statement on Form S-3 under Rule 415 of the Securities Act of 1933, as amended (Securities Act), relating to the Debt Securities, and such registration statement has become effective. The Company proposes to file with the Commission, if required, a post-effective amendment to such registration statement (Post-Effective Amendment), or amended prospectus or prospectus supplement, including information relating to the Purchasers, the price and terms of offering, and the interest rate and redemption provisions and prices of the Debt Securities, as soon as practicable after this Agreement becomes effective. Copies of such registration statement, as amended to the date hereof, have been delivered to the representatives of the Purchasers (Representative). Such registration statement as amended at the time the Post-Effective Amendment, if any, shall have become effective, or at the time this Agreement shall have become effective, whichever is later, including the financial statements and exhibits and each of the documents incorporated by reference in such registration statement, is herein called the "Registration Statement," and the prospectus relating to the Debt Securities as it may be amended or supplemented and filed with the Commission pursuant to Rule 424(b) under the Securities Act, including each of the documents incorporated by reference therein, is herein called the "Prospectus." The Representative has advised the Company that the Purchasers propose to make a public offering of the Debt Securities.

         SECTION 2. AGREEMENT AND WARRANTY BY REPRESENTATIVE. The Representative agrees forthwith to furnish to the Company in writing such information as to the Purchasers and the public offering of the Debt Securities as is required to complete any Post-Effective Amendment, or amended or supplemented Prospectus. The Representative warrants that it has been authorized by the Purchasers to enter into this Agreement on their behalf and to act for them in the manner herein provided.


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         SECTION 3. PURCHASE AND SALE. Upon the basis of the representations and warranties but subject to the terms and conditions herein set forth, the Company agrees to sell to the several Purchasers and they agree to purchase from the Company, severally and not jointly, at the price specified in Exhibit A hereto, the respective principal amounts of Debt Securities set opposite their names in Exhibit A.

         SECTION 4.  PAYMENT FOR AND DELIVERY OF DEBT SECURITIES.

         (a) Payment of the purchase price for the Debt Securities shall be made by or on behalf of the several Purchasers by wire transfers payable to the order of the Company in Federal Reserve fund at the office of the Company in Chicago at 9 A.M., Chicago Time, on the third business day following the date of Exhibit A or at such later time and date as shall be agreed upon by the Company and the Representative, upon delivery of the Debt Securities to the Representative at said office (or such other place or places as shall be agreed upon between the Company and the Representative) for the account of the several Purchasers. The time and date of such payment and delivery is herein referred to as the "Closing."

         (b) At the Closing, the Company will deliver against payment of the purchase price the Debt Securities in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Debt Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account previously designated by the Company at a bank acceptable to the Representative, in each case drawn to the order of the Company at the place of payment specified in Exhibit A on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Debt Securities.

         (c) If at the Closing any Purchaser shall fail or refuse to purchase and pay for the principal amount of Debt Securities set forth opposite its name in Exhibit A hereto, in accordance with the terms hereof, and the aggregate principal amount of the Debt Securities which all such defaulting Purchasers agreed but failed to purchase is not more than 10% of the total principal amount of the Debt Securities, the Representative shall immediately notify the Company, and the amount of the Debt Securities that the remaining Purchasers shall be obligated to purchase under this Agreement, subject to the provisions of Section 9 hereof, shall be automatically increased PRO RATA to absorb the unpurchased Debt Securities; except that in no event shall the maximum principal amount of the Debt Securities which any Purchaser has become obligated to purchase pursuant to Section 3 hereof be increased pursuant to this Section 4 by more than one-ninth of such Purchaser's pro rata share of the principal amount of the Debt Securities without the written consent of such Purchaser. If any Purchaser or Purchasers so default and the aggregate principal amount of Debt Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Debt Securities and arrangements satisfactory to the Representative and the Company for the purchase of such Debt Securities by other persons are not made within 36 hours after such default, this Agreement shall automatically terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Sections 8 and 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. In such case, either the Representative or the Company shall have the right to postpone the Closing for not more than five business days.

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None of the provisions of this paragraph (c) shall in any way affect or limit the Company's rights as against any defaulting Purchaser for damages occasioned by such Purchaser's default hereunder.

         SECTION 5. CONDITIONS OF PURCHASERS' OBLIGATIONS. The obligations of the several Purchasers to purchase and pay for the Debt Securities are subject to the following conditions:

         (a) At the Closing, there shall be in full force and effect an Order issued by the Commission under the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), permitting the issuance and sale of the Debt Securities and the transactions relating thereto substantially in accordance with the terms and conditions herein set forth and containing no provision unacceptable to the Representative, it being understood that the Order in effect as of the date of this Agreement (a copy of which is available at the office of the Company for examination by the Representative) does not contain any such unacceptable provision, and that no subsequent Notice shall be deemed to contain any such unacceptable provision, unless the Representative, within 24 hours after receiving a copy thereof from the Company, shall give notice to the Company to the effect that such Notice contains an unacceptable provision.

         (b) At the Closing:

                  (i) no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending before, or threatened by, the Commission;

                  (ii) the Indenture shall have become and be qualified under the Trust Indenture Act of 1939, as amended (Trust Indenture Act);

                  (iii) subsequent to the date of the most recent financial statements incorporated by reference in the Prospectus as of the effective date of this Agreement, there shall have been no material adverse change in the financial condition, business or results of operations of the Company and its subsidiaries, considered as a whole, except as set forth in the Registration Statement and the Prospectus, including the documents incorporated by reference therein, as of the effective date of this Agreement;

                  (iv) the Company shall have performed all agreements contained herein to be performed by it at or prior to such date;

                  (v) the representations and warranties of the Company contained herein shall be true and correct; and

                  (vi) the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 7 of this Agreement;

and the Representative shall have received, prior to payment for the Debt Securities, a certificate, dated the day of the Closing and signed by the President or a Vice President of the Company, to such effect.


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         (c) At the Closing and simultaneously with the issuance and sale of the
Debt Securities, the Representative shall be furnished with the following opinions or letters, with reproduction copies or signed counterparts thereof for each of the other Purchasers:

                  (i) a favorable opinion, dated the Closing date, of Ballard Spahr Andrews & Ingersoll, LLP (counsel for the Company), substantially in the form of the draft thereof heretofore made available for examination at the office of the Company at any time during business hours;

                  (ii) a favorable opinion, dated the Closing date, of Winston & Strawn (counsel for the Purchasers), substantially in the form of the draft thereof heretofore made available for examination at the office of the Company at any time during business hours; and

                  (iii) a letter of PricewaterhouseCoopers, LLP, dated the Closing date, substantially in the form of the draft thereof heretofore made available for examination at the office of the Company at any time during business hours.

         SECTION 6. CONDITIONS OF COMPANY'S OBLIGATIONS. The obligations of the Company to deliver the Debt Securities are subject to the following conditions:

         (a) At the Closing, no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending before, or threatened by, the Commission;

         (b) At the Closing, there shall be in full force and effect an Order issued by the Commission under PUHCA permitting the issuance and sale of the Debt Securities and the transactions relating thereto substantially in accordance with the terms and conditions herein set forth and containing no provision unacceptable to the Company, it being understood that the Order in effect as of the date of this Agreement does not contain any such unacceptable provision, and that no subsequent Order shall be deemed to contain any such unacceptable provision, unless the Company, within 24 hours after receiving a copy thereof, shall have given notice to the Representative to the effect that such notice contains an unacceptable provision.

         (c) The Indenture shall have become and be qualified under the Trust Indenture Act; and

         (d) At the Closing, the Company shall concurrently deliver and receive payment for all of the Debt Securities.

         SECTION 7. COVENANTS OF THE COMPANY.  The Company agrees as follows:

         (a) The Company will file any required Post-Effective Amendment or amended or supplemented Prospectus, as soon as practicable. The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(5) not later than the second business day following the execution and delivery of this Agreement. Before filing any other amendments to the Registration Statement or making any supplements to the Prospectus, other than Securities Exchange Act of 1934, as amended (Exchange Act), filings incorporated therein by reference, the Company will provide the Representative with copies of any such proposed

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amendments or supplements, and will not file any such amendment to which the
Representative shall reasonably object in writing. Neither the Representative's consent to, nor the Purchasers' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

         (b) As soon as the Company is advised thereof, it will promptly advise the Representative orally, and (if requested by the Representative) will confirm such advice in writing, (i) when the Post-Effective Amendment, if any, has become effective, (ii) when any other amendment to the Registration Statement has become effective or any amendment or supplement to the Prospectus has been filed, (iii) when any stop order has been issued under the Securities Act with respect to the Registration Statement or any proceedings therefor have been instituted or are threatened; and it will make every reasonable effort to secure the prompt removal of any stop order, if issued, (iv) of the suspension of the Debt Securities for offering or sale in any jurisdiction, and (v) of the happening of any event during the period mentioned in subparagraph (d) below which in the judgment of the Company makes any statement of a material fact made in the Registration Statement or the Prospectus untrue and which requires the making of any changes in the Registration Statement or the Prospectus in order to make such statements therein not misleading.

         (c) The Company will, at or prior to the Closing, deliver to the Representative and also to Counsel for the Purchasers:

                  (i) a copy of the Registration Statement as originally filed and of each amendment thereto, each signed by or on behalf of the proper officers of the Company and a majority of its Board of Directors, including financial statements and schedules, if any, all exhibits thereto (other than those incorporated therein by reference) and all documents incorporated therein by reference; and

                  (ii) such other documents (including copies of the Registration Statement and of any amendments thereto, in each case without exhibits), appropriately certified if so requested, relating to the issuance and validity of the Debt Securities as the Representative and Counsel for the Purchasers may reasonably request.

         (d) Promptly after the effective date of this Agreement and extending for any period of time thereafter (not exceeding nine months) during which a Purchaser may be required by law to deliver a Prospectus, the Company will furnish to the Purchasers, without charge, as many copies of the Prospectus (as supplemented or amended if the Company shall have made any supplements or amendments thereto) as the Representative may reasonably request. If any event shall occur which should be set forth in a supplement to or an amendment of the Prospectus in order to make the Prospectus not misleading when it is delivered to a Purchaser, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will, during the aforesaid period of time, forthwith, prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will at its expense, prepare and furnish to the Representative such number of copies thereof as the Representative shall reasonably request. If any Purchaser is required to deliver a Prospectus after the expiration of the aforesaid period, the Company will, if requested by the Representative and in each case at the expense of such Purchaser, furnish Prospectuses and supplements and amendments thereto, as aforesaid, or furnish a reasonable quantity of a supplemented prospectus or of supplements to the Prospectus complying with Section 10(a)(3) of the Securities Act.

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         (e) The Company will make generally available to its security holders a consolidated earnings statement (which need not be audited) for the twelve months ended June 30, 2002, or, if later, for the twelve months ended after the date deemed to be the effective date of the Registration Statement pursuant to Rule 158 promulgated under the Securities Act, or successor provision of law, rule or regulation, as soon as is reasonably practicable after the end of such period, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

         (f) So long as any of the Debt Securities shall remain outstanding, the Company will furnish to each Representative and, upon request, to any Purchaser
(i) a copy of the annual financial statements of the Company and consolidated subsidiaries, including balance sheets and statements of income, retained earnings and changes in cash flows, in the form made generally available to investors and other interested persons, and (ii) copies of such documents, reports and other information as may be required under the Indenture to be furnished to holders of the Debt Securities.

         (g) The Company will pay all expenses in connection with the preparation and filing of the Registration Statement and the Prospectus; the issuance and delivery of the Debt Securities; the preparation of the Indenture and indentures supplemental thereto; the printing and delivery of copies of the Registration Statement, the Prospectus, the preliminary and final forms of the "Blue Sky" memorandum and the legal investment opinion, if any; and the rating of the Debt Securities by any securities rating agency; and will pay all federal and other taxes (except transfer taxes) on the issuance of the Debt Securities. The Company will not be required to pay any amount for any expenses of the Representative or any of the Purchasers or compensation and disbursements of Counsel for the Purchasers, except as provided in Section 9(c) hereof.

         (h) The Company will cooperate with the Representative and Counsel for the Purchasers to qualify the Debt Securities for offer and sale by the Purchasers and dealers selected by them under the securities or "Blue Sky" laws of such jurisdictions as the Representative may designate, provided that the Company shall not be required to qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

         (i) The Company will not publicly offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representative for a period beginning at the time of execution of this Agreement and ending two weeks after the Closing Date.

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         SECTION 8.  REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

         (a) The Company represents and warrants to each Purchaser that:

                  (i) the documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed (or, if an amendment with respect to any such document was filed or became effective, when such amendment was filed or became effective) with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder, and any further documents so filed and incorporated by reference will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder; none of such documents, when it became effective or was filed (or, if an amendment with respect to any such documents was filed or became effective, when such amendment was filed or became effective) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such further document, when it becomes effective or is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (ii) the Registration Statement, when it became effective, and the Prospectus included therein, as it may be amended or supplemented to the date of this Agreement, complied, and the Post-Effective Amendment, if any, when it becomes effective, or any amendment or supplement to the Prospectus when filed, will comply in all material respects with the applicable provisions of the Securities Act and of the Trust Indenture Act, and relevant rules and regulations of the Commission under said Acts, the Registration Statement, when it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Registration Statement and the Prospectus made in reliance upon and in conformity with information furnished herein or otherwise in writing to the Company by any Purchaser or by the Representative on behalf of any Purchaser expressly for use in the Registration Statement or the Prospectus or to any statements in or omissions from the Statement of Eligibility and Qualification of the Trustee under the Indenture;

                  (iii) PricewaterhouseCoopers, LLP are independent certified public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder;

                  (iv) the Company is a validly subsisting corporation in good standing under the laws of the Commonwealth of Pennsylvania. Each of the Company's subsidiaries which constitutes a "gas utility company" or an "electric utility company," as defined in the Public Utility Holding Company Act of 1935, as amended (Utility Subsidiary), is a

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         validly existing corporation or limited liability corporation under the laws of its jurisdiction of incorporation. The Company and each Utility Subsidiary have all requisite corporate power and authority to own and occupy their respective properties and carry on their respective businesses as presently conducted and as described in the Prospectus and are duly qualified as foreign corporations to do business and in good standing in every jurisdiction in which the nature of the business conducted or property owned by them makes such qualification necessary and in which the failure to so qualify would have a materially adverse effect on the Company; and the capital stock or membership interests of each Utility Subsidiary listed in Exhibit B that is owned directly or indirectly by the Company, is owned free from liens, encumbrances and defects;

                  (v) this Agreement has been duly authorized, executed and delivered by the Company;

                  (vi) the issuance and sale of the Debt Securities and the fulfillment of the terms of this Agreement and the compliance by the Company with all the terms and provisions of the Indenture will not result in a breach of any of the terms or provisions of, or constitute a default under, the Company's Amended and Restated Articles of Incorporation or Bylaws or those of any subsidiaries listed in Exhibit B or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any such subsidiary is now a party, or any effective order of any court or administrative agency entered in any proceedings to which the Company was or is now a party or by which it is bound;

                  (vii) the Debt Securities and the Indenture have been duly authorized by the Company and will conform to the description thereof in the Prospectus; the Indenture has been qualified under the Trust Indenture Act; and when the Debt Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered, such Debt Securities will have been duly executed, authenticated, issued and delivered and the Indenture and such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (viii) except for (a) the orders of the Commission making the Registration Statement effective, (b) the Order of the Commission under PUHCA authorizing the Company to issue and sell the Debt Securities as contemplated by this Agreement, (c) permits and similar authorizations required under the securities or "Blue Sky" laws of any jurisdiction, and (d) to the extent, if any, required pursuant to the Undertakings set forth in Part II of the Registration Statement, no consent, approval, authorization or other order of any governmental authority is legally required for the valid issuance and sale of the Debt Securities; and

                  (ix) the Company is not and, after giving effect to the offering and sale of the Debt Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

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         (b) The Company agrees to indemnify and hold harmless each Purchaser and each person, if any, who controls any Purchaser within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expense caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or in the Registration Statement or in the Prospectus (as amended or supplemented if the Company shall have made any amendments or supplements thereto and if used within any period during which a Purchaser may be required by law to deliver a Prospectus) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make statements therein not misleading, all in light of the circumstances under which they were made with respect to the Prospectus, except insofar as such losses, claims, damages, liabilities or expenses are caused by (i) any such untrue statement or omission or alleged untrue statement or omission based upon information furnished herein or otherwise in writing to the Company by any Purchaser or by the Representative on behalf of any Purchaser expressly for use therein, or (ii) the failure of any Purchaser to send to any purchaser to whom it had sent a preliminary prospectus an amended prospectus together with such summary of material changes, if any, made therein since the date of such preliminary prospectus as shall have been furnished by the Company for such purpose, or (iii) any use of the Prospectus by any Purchaser after the expiration of that period, if any, during which the Purchaser is required by law to deliver a prospectus, unless the Company shall have been advised in writing of such intended use. The term "preliminary prospectus" as used in this paragraph includes the prospectus first complying with Section 10(a) of the Securities Act.

         (c) Each Purchaser agrees that, promptly upon the receipt of notice of the commencement of any action or proceeding (including any governmental action) against such Purchaser or against any person so controlling such Purchaser in respect of which indemnity or reimbursement may be sought from the Company on account of its agreement in the next preceding paragraph (b), timely notice will be given to the Company of the commencement thereof; but the omission to so notify the Company will not relieve the Company from any liability which it may have to any Purchaser otherwise than under subsection (b) above, unless such omission to so notify the Company would be prejudicial to the Company in any material respect. Thereupon, the Company shall be entitled to participate in (and, to the extent that it shall desire, including the selection of counsel reasonably satisfactory to such Purchaser or controlling person, to direct) the defense thereof and shall in any event be liable to pay all fees and expenses thereof. Any Purchaser or any such controlling person shall have the right to employ separate counsel, but if the Company has selected counsel in any such case, such employment by a Purchaser or controlling person shall be at its expense unless (i) the employment of such separate counsel has been authorized in writing by the Company and the Company shall have agreed to pay such expense or (ii) the Company and the Purchaser or controlling person shall have received an opinion of counsel stating that the representation of both parties by the same counsel would be inappropriate due to actual differing defenses between them. It is understood that the Company shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Purchasers and controlling persons, and that all such fees and expenses shall be reimbursed as they are incurred. Such counsel shall be designated in writing by the Representative and consented to by the Company, which consent shall not be unreasonably withheld. The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the

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Company agrees to indemnify and hold harmless each Purchaser and any such controlling person from and against any loss or liability by reason of such settlement or judgment. The Company shall not, without the prior written consent of any such Purchaser or controlling person, effect any settlement of any pending or threatened proceeding in respect of which any such Purchaser or controlling person is or could have been a party and indemnity could have been sought hereunder by any such Purchaser or controlling person, unless such settlement (i) includes an unconditional release of any such Purchaser or controlling person from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any such Purchaser.

         (d) Each Purchaser severally agrees to indemnify and hold harmless the Company and its controlling persons, directors, and officers to the same extent as the foregoing indemnity from the Company to each Purchaser, but only with respect to any untrue statement or omission or alleged untrue statement or omission based upon information furnished herein or in writing to the Company by such Purchaser, or by the Representative on behalf of such Purchaser, expressly for use in such Registration Statement or Prospectus. In case any action shall be brought against the Company or any such controlling person, director or officer in respect of which he or it may seek indemnity or reimbursement from any Purchaser on account of the agreement of such Purchaser contained in this paragraph (d), the Purchaser shall have the rights and duties given to the Company, and the Company and any such controlling person, director or officer shall have the rights and duties given to the Purchaser, by the next preceding paragraph (c).

         (e) In order to provide for just and equitable contribution in circumstances in which any indemnity provision provided for in this Section 8 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms (including the requirements of Section 8(c)), then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, liabilities, claims, damages and expenses of the nature contemplated in said indemnity provision in such proportion as is equitable and as shall reflect both the relative benefit received by the Company on the one hand and the Purchaser or Purchasers, as the case may be, on the other hand from the offering of the Debt Securities, and the relative fault, if any, of the Company on the one hand and of the Purchaser or Purchasers, as the case may be, on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefit received by the Company on the one hand and the Purchaser or Purchasers, as the case may be, on the other hand in connection with the offering of the Debt Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Debt Securities (before deducting expenses) received by the Company bear to the total commissions, concessions and discounts received by the Purchaser or Purchasers, as the case may be. The relative fault shall be determined by reference to, among things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchaser or the Purchasers on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages and expenses referred to hereinabove shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No Purchaser or person controlling such Purchaser shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Debt Securities purchased by such Purchaser under this Agreement, less the aggregate amount of any damages which such Purchaser and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. The Purchasers' obligations to contribute are several in proportion to their respective purchasing obligations and not joint.

         (f) The obligations of the Company and Purchasers under Sections 8(b),
(c), (d) and (e) shall be in addition to any liability which the Company or the respective Purchasers may otherwise have.

         SECTION 9. TERMINATION AND SURVIVAL. (a) This Agreement may be terminated by notice to the Company by the Representative at any time prior to the Closing, if, prior to such time, there shall have occurred any of the following: (i) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (ii) trading in securities on the New York Stock Exchange shall have been suspended or materially limited, or minimum prices have been established on such Exchange, or any new restrictions on transactions in securities materially affecting the free market shall have been established by such Exchange, by the Commission, by any other federal or state agency, by action of the Congress or by Executive Order; (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any calamity or crisis of comparable magnitude that, in the judgment of the Representative, is material and adverse and such event specified in this clause (iv) in the reasonable judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Debt Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

         (b) This Agreement shall terminate:

                  (i) if any unpurchased Debt Securities remain for which no substitute Purchaser is obtained in accordance with the provisions of
         Section 4(c) hereof, and the Company shall not elect to proceed with the sale and delivery hereunder of less than all of the Debt Securities;

                  (ii) if any of the conditions specified in Section 5 hereof shall not have been fulfilled and the Representative shall give notice to the Company that this Agreement is terminated by reason thereof; or

                  (iii) if any of the conditions specified in Section 6 hereof shall not have been fulfilled and the Company shall give notice to the Representative that this Agreement is terminated by reason thereof.

         (c) this Agreement shall terminate as provided in Section 9(a) or (b), no Purchaser shall be under any liability to the Company, and the Company shall not be under any liability to any Purchaser except:

                  (i) as specifically provided in the last sentence of Section 4(c);

                  (ii) as provided in Section 9(d); and

                  (iii) that the Company shall, unless such termination shall be under the provisions of Section 9(b)(i), pay the Representative, for the account of the Purchasers severally, the amount of their out-of-pocket expenses in addition to the fee and disbursements of Counsel for the Purchasers, a statement of the amount of such fee and estimate of such disbursements having been furnished to the Company) reasonably incurred by the Purchasers hereunder.

The Company will not in any event be liable to any of the several Purchasers for damages on account of loss of anticipated profits.

         (d) The agreements, representations and warranties set forth in Sections 7 and 8 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Purchaser or controlling person or by or on behalf of the Company or any person controlling the Company, and regardless of acceptance of any payment for the Debt Securities hereunder; and the agreements, representations and warranties set forth in Sections 7(g) and 8 hereof shall remain operative and in full force and effect, regardless of termination hereof as above provided or otherwise.

         SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing (or where oral notice is specified, shall be promptly confirmed in writing) and, if to the Representative or Purchasers, shall be mailed with first class postage prepaid, or delivered to the Representative at its address set forth in Exhibit A hereto and, if to the Company, shall be so mailed to: J. Barry Mitchell, Vice President and Treasurer, Exelon Corporation 10 South Dearborn Street 37th Floor Post Office Box 805379 Chicago, Illinois 60680-5379, with a copy to: Randall E. Mehrberg, Esq. Exelon Corporation 10 South Dearborn Street 37th Floor Post Office Box 805379 Chicago, Illinois 60680-5379.

         SECTION 11. VALIDITY AND INTERPRETATION. The validity, construction and interpretation of this Agreement shall be governed by the laws of the State of New York. If signed by a single person, firm or corporation, as used herein the term "Purchaser" shall mean such single person, firm or corporation, the term "Representative" shall mean such Purchaser, the term "Purchasers" shall be read in the singular to mean such Purchaser, and the provisions of this Agreement shall be deemed appropriately modified to reflect that it, is an Agreement between the Company and a single Purchaser.

         SECTION 12. SUCCESSION. This Agreement shall inure to the benefit of the Company, of the several Purchasers, and with respect to paragraphs (b), (c),
(d) and (e) of Section 8 hereof, of each controlling person and of each director and officer of the Company or of the several Purchasers referred to in said paragraphs, and, in each case, their respective successors, assigns, executors and administrators. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect to this Agreement or any provision herein contained. The terms "successors" and "assigns" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Debt Securities from any of the several Purchasers.

         SECTION 13. EFFECTIVE DATE. This Agreement shall become effective upon the execution of Exhibit A hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT A
                                       TO
                               PURCHASE AGREEMENT

                                                              Dated: May 3, 2001

         Subject to all the terms and conditions of the Purchase Agreement, the Company agrees to sell to each Purchaser named below (each, a "Purchaser" and, collectively, the "Purchasers"), for whom the Credit Suisse First Boston Corporation, Salomon Smith Barney Inc. and Banc One Capital Markets, Inc. are acting as representative (the "Representatives"), and each Purchaser agrees, severally and not jointly, to purchase from the Company, subject to all the terms and conditions of the Purchase Agreement, the principal amount of Debt Securities set forth opposite the name of such Purchaser, to be issued under the Indenture, including indentures supplemental thereto, as follows:



                                              INTEREST RATE
       SERIES OF DEBT SECURITIES                PER ANNUM            PRICE PER DEBT SECURITY         DATE OF ISSUANCE
       -------------------------                ---------            -----------------------         ----------------
       6 3/4% Senior Notes due 2011               6 3/4%                      99.194%                   May 8, 2001


         The undersigned represent and warrant that they have been and are fully authorized by all the Purchasers named below to enter into the Purchase Agreement, including this Exhibit A, which is attached thereto and made a part thereof, on their behalf.

                                                          PRINCIPAL AMOUNT
        NAME OF PURCHASER                                OF DEBT SECURITIES
        -----------------                                ------------------
Credit Suisse First Boston Corporation                        $125,000,000
Salomon Smith Barney Inc.                                      125,000,000
Banc One Capital Markets, Inc.                                 125,000,000
First Union Securities, Inc.                                    60,000,000
Lehman Brothers Inc.                                            25,000,000
ABN AMRO Incorporated                                           10,000,000
Barclays Capital Inc.                                           10,000,000
BNY Capital Markets, Inc.                                       10,000,000
Loop Capital Markets, LLC                                       10,000,000
                                                                ----------
                                                   Total:    $ 500,000,000
                                                             =============

         Pursuant to Section 10 of the Purchase Agreement, notice to the Representatives shall be given c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010-3629, Attention: Transactions Advisory Group.

         Executed as of the date first above mentioned, on behalf of the Representative and the other several Purchasers named above.



                       EXELON CORPORATION



                       By: /s/ J. Barry Mitchell
                           --------------------------------------
                             Name:  J. Barry Mitchell
                             Title: Vice President and Treasurer

                       CREDIT SUISSE FIRST BOSTON CORPORATION
                       SALOMON SMITH BARNEY INC.
                       BANC ONE CAPITAL MARKETS, INC.
                                Acting on behalf of themselves and as the Representatives of the several Purchasers

                       By: CREDIT SUISSE FIRST BOSTON CORPORATION


                       By: /s/ Lou Iaconetti
                           --------------------------------------
                             Name:  Lou Iaconetti
                             Title: Director

                                    EXHIBIT B
                                       TO
                               PURCHASE AGREEMENT

Commonwealth Edison Company
PECO Energy Company
Exelon Generation Company, LLC